DISTRIBUTION AGREEMENT
                                     between
                               LEPERCQ-ISTEL TRUST
                                       and
                      LEPERCQ, de NEUFLIZE SECURITIES INC.



          THIS AGREEMENT made this 30th day of March, 1988, by and between LEPERCQ-ISTEL TRUST, a Massachusetts business trust (hereinafter referred to as the "Trust") on behalf of the Lepercq-Istel Aggressive Growth Fund (the "Fund"), and Lepercq, de Neuflize Securities Inc., a New York corporation (hereinafter referred to as the "Distributor").

                              W I T N E S S E T H:

          In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

          FIRST: The Trust hereby appoints the Distributor as its underwriter to promote and sell shares of beneficial interest of the Fund to the public through its sales representatives and to investment dealers in the states set forth in Exhibit A.

         SECOND: The Fund shall not sell any of its shares in the states set forth in Exhibit A except to the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however,

          (A) the Fund may issue shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

          (B) the Fund may issue its shares at their net asset value to any shareholder of the Fund purchasing such shares with dividends or other cash distributions received from the Fund pursuant to an offer made to all shareholders; and

          (C) the Fund may issue its shares to shareholders of other investment companies, which investment companies are participating with the Fund in an approved exchange privilege, as set forth in the then current prospectus of the Trust, in exchange for shares of such investment companies at the respective net asset values per share of the investment companies involved.


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          THIRD: The Distributor  hereby accepts  appointment as underwriter for the sale of the shares of the Fund in the states set forth in Exhibit A and agrees that it will use its best efforts to sell such stock; provided, however, that:

          (A) the Distributor may, and when requested by the Fund shall, suspend its efforts to effectuate sales of the shares of the Fund at any time when in the opinion of the Distributor or of the Fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

          (B) the Fund may withdraw the offering of its shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the shares of the Fund.

          FOURTH: The price at which the shares may be sold (the "offering price") shall be the net asset value per share. For the purpose of computing the offering price, the net asset value per share shall be determined in the manner provided in the By-laws of the Trust relating to shares of the Fund as amended from time to time.

          FIFTH: The Fund shall bear:

          (A) the expenses of qualification of shares of the Fund for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Fund that it does not wish such qualification continued; and

          (B) all legal expenses in connection with the foregoing.

          SIXTH: The Distributor shall bear:

          (A)  the  expenses  of  printing  and  distributing  prospectuses  and statements of additional information (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to shareholders by the Fund and pursuant to any Rule 12b-1 distribution plan), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement;

          (B) expenses of advertising used by the Distributor in connection with such public offering; and

          (C) all legal expenses in connection with the foregoing.


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



          SEVENTH: The Distributor will accept orders for shares of the Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

          EIGHTH:

          (A) The Trust and the Distributor shall each comply with all applicable provisions of the Investment Company Act of 1940, the Securities Act of 1933, and of all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the Fund.

          (B) In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Fund agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, statement of additional information or prospectus of the Fund, or any omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur arising out of or based upon any act or deed of sales representatives of the Distributor which is outside the scope of their authority.

          (C) The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, statement of additional information or prospectus of the Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor.

          NINTH: Nothing herein contained shall require the Fund to take any action contrary to any provision of Agreement and Declaration of Trust or to any applicable statute or regulation.

          TENTH: This Agreement shall become effective at the close of business on the date hereof, and shall remain in force and effect subject to ELEVENTH hereof and shall be submitted to shareholders for approval at the first meeting of the Fund's shareholders which shall take place not more than two years from the date hereof. If approved at such meeting by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940, the Agreement shall continue in force and effect for successive annual periods, provided that such continuance is specifically approved at least

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



annually (a)(i) by the Board of Trustees of the Trust or (ii) by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940), and by vote of a majority of the Trust's Trustees who are not interested persons (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of the Distributor by votes cast in person at a meeting called for such purpose.

          ELEVENTH:

          (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days written notice to the other party.

          (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in
Section 2(a)(4) of the Investment Company Act of 1940.

          TWELFTH: A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the Fund. It is further understood and agreed that the Distributor shall look solely to the Fund's assets and property with respect to the enforcement of any claim.

          THIRTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust and Distributor shall be 345 Park Avenue, New York, New York 10154.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


ATTEST:                                         LEPERCQ-ISTEL TRUST


/s/ Harry DuBrin                                 By: /s/ Bruno Desforges
------------------------------------                 ---------------------------
Harry DuBrin, Secretary                              Bruno Desforges, President





ATTEST:                                         LEPERCQ, de NEUFLIZE
                                                SECURITIES, INC.

/s/ Harry DuBrin                                By:  /s/ Bruno Desforges
--------------------------                           --------------------------
Harry DuBrin, Secretary                              Bruno Desforges, President


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